Exhibit 23.1

              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 29, 2005, relating to the financial statements which appear in ACCO Brands Corporation's prospectus dated July 18, 2005 filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended. We also consent to the reference to us under the heading "Experts" in the Prospectus.



/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Chicago, Illinois
August 16, 2005